2018 Compensation Addendum - Chris Ahern

	2018	2018 CEO (3/7/18)	% Change
Base Salary	$ 400,000	$ 500,000	25%
Target Performance Cash Potential (TPCP)	$ 160,000	$ 500,000	213%
Target Performance Equity Potential (TPEP)	$ 180,000	$ 500,000	178%
One-Time RSU Bonus for Accepting CEO Role	$ -	$ 700,000	N/A
Total Opportunity	**$ 740,000**	**$ 2,200,000**	**197%**

TPCP is earned and paid out quarterly based on achieving team goals, cost reductions, and strategic objectives as determined by the Compensation Committee of the Board of Directors.

TPEP pays out annually and is earned by achieving the 2018 total company Revenue and EBITDA targets as determined by the Compensation Committee of the Board of Directors.

One-Time RSU Bonus of $700,000 , 3-year vesting (up to $400,000 can be taken in cash at any time after the date h
1. If you leave the company in the first 12-months as the CEO, you would be required to return 50% of the cash; if you leave the company between 12-24 months you would be required to return 25% of the cash. No payback obligation after 24 months.

/S/CHRIS AHERN — March 7, 2018

Signature — Date